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                                                                    Exhibit 24.2


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 6, 1996 except as to information presented in Notes 1 and 5, for which the date is November 30, 1996, in Amendment No. 1 to the Registration Statement (Form F-4, Registration No. 333-19013) and related combined Prospectus/Proxy Statement of Alliance Resources Plc and LaTex Resources, Inc. for the registration of 23,606,420 shares of Alliance Resources Plc ordinary shares and 1,974,525 Alliance Resources Plc Warrants.



                                               BRISCOE & BURKE
                                         Certified Public Accountants



February 17, 1996
Tulsa, Oklahoma